Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned does hereby appoint JENNIFER ZACHARY as his/her true and lawful attorney to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Annual Report on Form 10-K of Merck & Co., Inc. for the fiscal year ended December 31, 2019 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 26th day of February 2020.
MERCK & CO., Inc.

/s/ Kenneth C. Frazier	Chairman, President and Chief Executive Officer
Kenneth C. Frazier	(Principal Executive Officer; Director)

/s/ Robert M. Davis	Executive Vice President, Global Services, and Chief Financial Officer
Robert M. Davis	(Principal Financial Officer)

/s/ Rita A. Karachun	Senior Vice President Finance—Global Controller
Rita A. Karachun	(Principal Accounting Officer)
DIRECTORS

/s/ Leslie A. Brun	/s/ Paul B. Rothman
Leslie A. Brun	Paul B. Rothman

/s/ Thomas R. Cech	/s/ Patricia F. Russo
Thomas R. Cech	Patricia F. Russo

/s/ Mary Ellen Coe	/s/ Inge G. Thulin
Mary Ellen Coe	Inge G. Thulin

/s/ Pamela J. Craig	/s/ Wendell P. Weeks
Pamela J Craig	Wendell P. Weeks

/s/ Thomas H. Glocer	/s/ Peter C. Wendell
Thomas H. Glocer	Peter C. Wendell

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus